SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                       ---



Date of Report (Date of earliest event reported)    APRIL 26, 1996
                                                -------------------------------

                                 CAPITAL BRANDS, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     FLORIDA                         0-20594                  65-0506539
- -------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                        Number)            Identification No.)



       1225 BROKEN SOUND PARKWAY N.W., SUITE A, BOCA RATON, FLORIDA 33487
       ------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (407) 974-8585
                                                  -----------------------------

            1000 LINCOLN ROAD, SUITE 206, MIAMI BEACH, FLORIDA 33139
            --------------------------------------------------------
          (Former name or former address, if changed since last report)

Items 1, 2     CHANGES IN CONTROL OF REGISTRANT; ACQUISITION OR DISPOSITION OF
               ASSETS.

               As previously reported, on April 26, 1996, Capital Brands, Inc. (the "Company") entered into a Share Exchange Agreement with Compscript, Inc. ("Compscript") and certain shareholders of Compscript. Filed herewith are the financial statements of Compscript required to be presented. No pro forma financial information is required to be presented because of the nature of the operations of Capital Brands at the time of closing of the Share Exchange.


Item 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

               1. The Audited Balance Sheets, Statement of Incomes, Statements of Cash Flow, and Statements of Shareholders' Equity of Compscript as of and for the years ended September 30, 1994 and 1995.

                      Unaudited Balance Sheet at December 31, 1995; Unaudited Statements of Income for the three months ended December 31, 1994 and 1995; Unaudited Statements of Cash Flows for the three months ended December 31, 1994 and 1995; and Unaudited Statement of Shareholders Equity of Compscript for the three months ended December 31, 1995.


               (c)    23.    Consent of Ernst & Young LLP

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    CAPITAL BRANDS, INC.


                                                    By: /s/ BRIAN A. KAHAN
                                                        -----------------------
                                                        Brian A. Kahan
                                                        Chief Executive Officer


DATED:  July 2, 1996

                                    FORM 8-K

                                    ITEM 7(a)

                          LIST OF FINANCIAL STATEMENTS

                          YEAR ENDED SEPTEMBER 30, 1995

                                COMPSCRIPT, INC.

                               BOCA RATON, FLORIDA

Form 8-K-Item 7(a)

List of Financial Statements

The following financial statements of CompScript, Inc. are included in Item 7:

   Balance Sheets--September 30, 1994 and 1995 and December 31, 1995 (Unaudited)

   Statements of Income--Years ended September 30, 1994 and 1995 and the three months ended December 31, 1994 (Unaudited) and 1995 (Unaudited)

   Statements of Shareholders' Equity--Years ended September 30, 1994 and 1995 and the three months ended December 31, 1995 (Unaudited)

   Statements of Cash Flows--Years ended September 30, 1994 and 1995 and the three months ended December 31, 1994 (Unaudited) and 1995 (Unaudited)

   Notes to Financial Statements--September 30, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
  and Shareholders
CompScript, Inc.

We have audited the balance sheets of CompScript, Inc. as of September 30, 1994 and 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1994 and 1995 financial statements referred to above present fairly, in all material respects, the financial position of CompScript, Inc. and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                    ERNST & YOUNG LLP

West Palm Beach, Florida
October 27, 1995


                                COMPSCRIPT, INC.

                                 BALANCE SHEETS


                                                                            SEPTEMBER               DECEMBER 31,
                                                                       1994            1995             1995
                                                                 ---------------------------------------------------
                                                                                                     (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                        $   614,089     $   353,601      $   263,033
   Accounts receivable (net of allowances of $-0-, $-0-
     and $69,448 at September 30, 1994 and 1995, and
     December 31, 1995, respectively)                                 1,685,843       1,713,145        1,887,808
   Inventory                                                            316,503         440,088          465,088
   Prepaid and other receivables                                         11,448          52,134           58,464
                                                                 ---------------------------------------------------
Total current assets                                                  2,627,883       2,558,968        2,674,393

Property and equipment, net                                             786,496         904,784          905,500

Other assets:
   Goodwill, less accumulated amortization of $65,817,
     $263,267 and $-0- at September 30, 1994 and 1995,
     and December 31, 1995, respectively                              3,883,174       3,685,724                -
   Other                                                                201,938         201,463          228,342
                                                                 ---------------------------------------------------
Total other assets                                                    4,085,112       3,887,187          228,342
                                                                 ---------------------------------------------------
Total assets                                                         $7,499,491      $7,350,939       $3,808,235
                                                                 ===================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $   323,738     $   258,707      $   351,659
   Accrued salaries and benefits                                        253,064         177,565          133,303
   Accrued expenses                                                       5,981               -            9,663
   Accrued pharmaceuticals dispensed by third parties                         -          36,127           63,701
   Income taxes payable                                                  89,040               -                -
   Leases payable                                                        86,650          66,586           65,361
   Line of credit                                                             -          34,889          121,756
   Notes payable                                                         14,310          18,469           18,469
                                                                 ---------------------------------------------------
Total current liabilities                                               772,783         592,343          763,912

Long-term debt:
   Leases payable                                                        42,808          53,259           36,916
   Notes payable                                                         21,810          12,652            7,608
                                                                 ---------------------------------------------------
Total long-term debt                                                     64,618          65,911           44,524
                                                                 ---------------------------------------------------
Total liabilities                                                       837,401         658,254          808,436

Shareholders' equity:
   Common stock, no par value--10,000,000 shares
     authorized for both 1994 and 1995, 2,039,840
     shares issued and outstanding in 1994 and 1995                   5,499,153       5,499,153        5,499,153
   Retained earnings (accumulated deficit)                            1,162,937       1,193,532       (2,499,354)
                                                                 ---------------------------------------------------
Total shareholders' equity                                            6,662,090       6,692,685        2,999,799
                                                                 ---------------------------------------------------
Total liabilities and shareholders' equity                           $7,499,491      $7,350,939       $3,808,235
                                                                 ===================================================

SEE ACCOMPANYING NOTES.

                                COMPSCRIPT, INC.

                              STATEMENTS OF INCOME


                                                         YEAR ENDED               THREE MONTHS ENDED DECEMBER 31
                                                        SEPTEMBER 30
                                                   1994              1995             1994              1995
                                            ------------------------------------------------------------------------
                                                                                            (Unaudited)
Sales                                             $8,377,939       $10,485,269        $2,489,703      $ 3,058,123
Cost of sales                                      3,671,583         5,110,404         1,150,393        1,479,384
                                            ------------------------------------------------------------------------
Gross profit                                       4,706,356         5,374,865         1,339,310        1,578,739

Selling, general and administrative
   expenses                                        3,523,230         4,961,478         1,179,606        1,558,255
Provision for doubtful accounts                      203,136           213,102            50,202           69,448
Goodwill impairment charge                                 -                 -                 -        3,636,362
                                            ------------------------------------------------------------------------
Total operating expenses                           3,726,366         5,174,580         1,229,808        5,264,065
                                            ------------------------------------------------------------------------
Operating income (loss)                              979,990           200,285           109,502       (3,685,326)

Other:
   Interest and other income                          25,345            21,995             4,566            3,722
   Interest expense                                  (13,414)          (48,774)                -          (11,282)
                                            ------------------------------------------------------------------------
Income (loss) before provision for
   income taxes                                      991,921           173,506           114,068       (3,692,886)
Provision for income taxes                           394,468           142,911            93,954                -
                                            ------------------------------------------------------------------------
Net income (loss)                                 $  597,453       $    30,595        $   20,114      $(3,692,886)
                                            ========================================================================

Net income (loss) per share                       $     0.34       $      0.02        $     0.01      $     (1.81)
                                            ========================================================================

Weighted average shares
 outstanding                                       1,773,347         2,039,840         2,039,840        2,039,840
                                            ========================================================================


SEE ACCOMPANYING NOTES.


                                COMPSCRIPT, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                  RETAINED
                                                    COMMON STOCK                  EARNINGS           TOTAL
                                           ---------------------------------    (ACCUMULATED      SHAREHOLDERS'
                                               SHARES          AMOUNT             DEFICIT)            EQUITY
                                           -----------------------------------------------------------------------
Balance at September 30, 1993                  1,640,100       $1,501,753         $  565,484       $2,067,237
   Net income                                          -                -            597,453          597,453
   Stock issued for acquisition                  399,740        3,997,400                  -        3,997,400
                                           -----------------------------------------------------------------------
Balance at September 30, 1994                  2,039,840        5,499,153          1,162,937        6,662,090
   Net income                                          -                -             30,595           30,595
                                           -----------------------------------------------------------------------
Balance at September 30, 1995                  2,039,840        5,499,153          1,193,532        6,692,685
   Net loss (unaudited)                                -                -         (3,692,886)      (3,692,886)
                                           -----------------------------------------------------------------------
Balance at December 31, 1995
  (unaudited)                                  2,039,840       $5,499,153        $(2,499,354)      $2,999,799
                                           =======================================================================

SEE ACCOMPANYING NOTES.



                                COMPSCRIPT, INC.

                            STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED                 THREE MONTHS ENDED
                                                                 SEPTEMBER 30                    DECEMBER 31
                                                             1994            1995           1994            1995
                                                       ----------------------------------------------------------------
                                                                                                 (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                         $   597,453      $  30,595       $  20,114      $(3,692,886)
Adjustments to reconcile net income (loss) to net
   cash provided (used) by operating activities:
     Depreciation and amortization of leasehold
       improvements                                           151,906        199,568          39,300           56,622
     Gain on sale of property and equipment                    (4,052)        (2,270)              -                -
     Amortization of organization costs and goodwill           68,302        199,935          49,984           49,984
     Goodwill impairment charge                                     -              -               -        3,636,362
     Provision for doubtful accounts                          203,136        213,102          50,202           69,448
     Changes in operating assets and liabilities:
       Accounts receivable                                   (926,465)      (240,404)        (73,305)        (244,112)
       Inventory                                              (21,422)      (123,585)        (25,000)         (25,000)
       Prepaid and other receivables                           (4,967)       (40,686)            136           (6,330)
       Other assets                                           (25,472)        (2,010)         (2,807)         (27,500)
       Accounts payable and accrued expenses                   80,813       (199,424)       (186,137)          85,927
                                                       ----------------------------------------------------------------
Net cash provided (used) by operating activities              119,232         34,821        (127,513)         (97,485)

INVESTING ACTIVITIES
Purchase of property and equipment                           (338,270)      (261,147)       (107,749)         (57,338)
Other assets                                                 (180,500)             -               -                -
                                                       ----------------------------------------------------------------
Net cash used in investing activities                        (518,770)      (261,147)       (107,749)         (57,338)

FINANCING ACTIVITIES
Proceeds from line of credit                                        -         37,154               -           92,563
Repayment of line of credit                                         -              -               -           (5,696)
Proceeds from notes payable                                    45,904         50,407          40,200                -
Repayment of notes and leases payable                        (175,825)      (121,723)        (35,630)         (22,612)
                                                       ----------------------------------------------------------------
Net cash (used) provided by financing activities             (129,921)       (34,162)          4,570           64,255
                                                       ----------------------------------------------------------------
Net decrease in cash and cash equivalents                    (529,459)      (260,488)       (230,692)         (90,568)
Cash and cash equivalents at beginning of period            1,143,548        614,089         614,089          353,601
                                                       ----------------------------------------------------------------
Cash and cash equivalents at end of period                $   614,089       $353,601        $383,397     $    263,033
                                                       ================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                $   600,243       $272,444        $     -      $         -
                                                       ================================================================

Cash paid for interest                                   $     13,414      $  28,203        $     -      $     2,795
                                                       ================================================================

Fixed assets acquired pursuant to capital lease
   obligations                                           $     81,496      $  54,550        $      -     $         -
                                                       ================================================================

SEE ACCOMPANYING NOTES.

                                COMPSCRIPT, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 1995
                (Information pertaining to the three months ended
                    December 31, 1995 and 1994 is unaudited)


1. THE COMPANY

Aldencare, Inc. (the Company) was incorporated under the laws of the State of Florida on October 3, 1991. The Company was organized for the purpose of supplying prescription pharmaceuticals, consulting, enteral and parental therapies, and home health care services to long-term and alternate care providers.

In June 1994, the Company acquired substantially all of the assets of CompScript, Inc. (CompScript) through the issuance of 399,740 shares of common stock to the former owners of CompScript in exchange for all of the then outstanding common stock of CompScript. The common stock of CompScript was retired, and its assets and operations were merged with those of the Company; although they are segregated in the accounting records of the Company as the Ohio Division. Effective January 1, 1995, the Company changed its name to CompScript, Inc.

An additional 399,740 shares of common stock were placed in escrow pending the future attainment of specified operating results by the Ohio Division as outlined in the acquisition agreement. This transaction was recorded as a purchase because of the contingent issuance of additional shares of common stock based upon the future operations of the Ohio Division.

As a result of this acquisition, fixed assets of $48,409 were acquired and goodwill in the amount of $3,948,991 was recorded. The 399,740 shares issued were valued at $10 per share which was the price paid by outside investors in the most recent offering of common stock. The value of the 399,740 shares placed in escrow were never included in the purchase price because there was no assurance that the Ohio Division would attain the specified operating results within the required time period. In February 1996, the former owners of CompScript and management of the Company mutually agreed that the contingent shares held in escrow were to be permanently eliminated.

The Ohio Division provides insurance administration services and promotional services for its mail-order pharmacy division in the State of Ohio. The operating results from June 2, 1994 through September 30, 1994 have been included in the statement of income for the year ended September 30, 1994.

                                COMPSCRIPT, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less, when acquired, to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation of equipment and amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the related assets, ranging from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

REVENUE RECOGNITION

Revenue and the related cost of sales are recognized when services are provided or products are delivered.

INCOME TAXES

The Company adopted Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes," in fiscal 1994. Under this method, deferred income taxes at the end of each period are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates for the years in which the taxes are expected to be paid or recovered.

NET INCOME PER SHARE

Net income per share is calculated using the weighted average number of common shares outstanding as the effect of the Company's outstanding common stock equivalents was antidilutive for all periods presented.

                               COMPSCRIPT, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

The interim financial statements for the three months ended December 31, 1994 and 1995 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The data disclosed in these notes to the financial statements for these periods is also unaudited.

FASB STATEMENT NO. 121

In March 1995, the FASB issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement, which is effective for the Company's financial statements for its 1997 fiscal year, requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated undiscounted cash flows that are expected to result from the use of the asset are less than the carrying amount of the asset, an impairment loss is recorded equal to the excess of the carrying amount over the fair value of the assets. The Company will review for impairment of its long-lived assets in its fiscal 1997 year using the methodology prescribed by FASB Statement No. 121.

FASB STATEMENT NO. 123

In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation." The new standard, which is effective for the Company's financial statements for its 1996 fiscal year, encourages companies to use the fair value method of accounting for the issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to FASB Statement No. 123, companies are also permitted to continue to account for employee stock-based transactions under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," but would be required to disclose in a note to the financial statements pro forma net income and per share amounts as if the Company had applied the new method of accounting.

                               COMPSCRIPT, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currently, the Company has elected to follow APB Opinion No. 25 to account for its employee stock options. Under APB Opinion No. 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company has not yet determined if it will elect to change its method of accounting for the issuance of stock options and other equity instruments to the fair value method, nor has it determined the effect the new standard will have on its operating results and per share results should it elect to make such a change.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                     SEPTEMBER 30                DECEMBER 31,
                                                1994             1995                1995
                                          -------------------------------------------------------
                                                                               (Unaudited)
         Furniture and equipment              $   712,772    $   952,785     $1,061,755
         Automobiles                               85,728         99,673         99,673
         Leasehold improvements                    49,407         58,865         58,865
         Assets under capital leases              211,782        266,222        214,590
                                          -------------------------------------------------
                                                1,059,689      1,377,545      1,434,883
         Less accumulated depreciation           (273,193)      (472,761)      (529,383)
                                          =================================================
                                              $   786,496    $   904,784     $  905,500
                                          =================================================

4. GOODWILL IMPAIRMENT

At December 31, 1995, the Company recognized a goodwill impairment charge of approximately $3.6 million, with no associated tax benefit, related to the 1994 acquisition of its Ohio Division. The Ohio Division was purchased to be the Company's entry into the workers compensation, pharmacy benefits management
(PBM) line of business. During the three months ended December 31, 1995, the contracts attributed to the Ohio Division generated minimal revenue due in part to the nonexclusive nature of the contracts. In addition, the inability of the Ohio Division to convert existing relationships with prospective clients into new PBM contracts or to secure new prospective clients has contributed to significant operating losses and negative cash flows relative to the Ohio Division. Based on the continuing poor financial results and the failure to obtain new

                               COMPSCRIPT, INC.

4. GOODWILL IMPAIRMENT (CONTINUED)

contracts, the Company believes that the PBM business acquired with the Ohio Division will not generate positive cash flows in the foreseeable future and the strategy to implement this line of business within the Ohio Division, will no longer be a priority of the Company. Therefore, the Company wrote-off the unamortized carrying value of the goodwill of approximately $3.6 million on December 31, 1995.

5. NOTES PAYABLE

The Company has entered into various notes payable bearing interest at rates ranging from 6% to 10% and expiring at various dates through June 1998. The outstanding balances as of September 30, 1994 and 1995, and December 31, 1995 are $36,120, $31,121 and $26,077, respectively.

At September 30, 1995, annual payments on notes payable are as follows:

         1996                                              $18,469
         1997                                                9,877
         1998                                                2,775
                                                         ----------
                                                           $31,121
                                                         ==========

6. LINE OF CREDIT

In May 1995, the Company entered into a line-of-credit agreement which permits borrowings up to $750,000. The line of credit is due upon demand and is secured by substantially all of the assets of the Company. Interest is payable monthly at prime plus .25% (9.00% and 8.75% at September 30, 1995 and December 31, 1995, respectively) with a .25% fee on the unused portion of the line. Approximately $35,000 and $122,000 is outstanding at September 30, 1995 and December 31, 1995, respectively.

7. INCOME TAXES

The components of the provision for current income taxes are as follows:

                               YEAR ENDED               THREE MONTHS ENDED
                              SEPTEMBER 30                  DECEMBER 31
                            1994         1995            1994         1995
                      -------------------------------------------------------
                                                            (Unaudited)

         Federal          $336,039       $121,867      $80,039        $  -
         State              58,429         21,044       13,915           -
                      -------------------------------------------------------
                          $394,468       $142,911      $93,954        $  -
                      =======================================================

                               COMPSCRIPT, INC.

7. INCOME TAXES (CONTINUED)

There were no deferred tax assets or liabilities recorded at September 30, 1994 and 1995 or December 31, 1995.

The differences between the provision for income taxes and the amount which results from applying the federal and state statutory tax rate of 34% and 4%, respectively, to income before income taxes are as follows:

                                                     YEAR ENDED SEPTEMBER 30
                                                        1994           1995
                                                    --------------------------

   Income tax expense (benefit) at statutory rate     $337,253     $  58,992
   State income tax (benefit) expense, net              39,677         6,940
   Interest income not taxable                          (8,091)            -
   Goodwill amortization not deductible for
    Tax purposes                                        25,010        75,031
   Other                                                   619         1,948
                                                    --------------------------
                                                      $394,468      $142,911
                                                    ==========================

The Company applied its effective tax rate of 82.4% for the year ended September 30, 1995 to pretax income of $114,068 to compute its provision for income taxes of $93,954 for the three months ended December 31, 1994. The Company did not recognize a tax benefit for the three months ended December 31, 1995, as the Company expects to generate taxable income for the year ended September 30, 1996.

8. LEASE COMMITMENTS

The Company has various operating leases, primarily relating to branch offices and warehouse facilities. The leases have various renewal options and often require the Company to make additional payments for maintenance costs. The commitment on the primary branch office is under a five-year lease expiring December 31, 1996 and subject to escalation clauses as defined in the lease agreement. Total rent expense for the years ended September 30, 1994 and 1995 and for the three months ended December 31, 1994 and 1995 amounted to $80,477, $94,144, $27,253 and $27,683, respectively.

                               COMPSCRIPT, INC.

8. LEASE COMMITMENTS (CONTINUED)

Approximate future minimum annual rentals under noncancelable operating leases with initial or remaining terms in excess of one year are:

         1996                                      $  75,464
         1997                                         12,104
         1998                                         12,104
         1999                                          9,026
                                                -------------
                                                    $108,698
                                                =============

CAPITAL LEASES

The Company leases certain equipment under long-term capital leases. Most of the Company's leases are for a period of three years. Future obligations are as follows:

         Year ending September 30,
            1996                                            $  78,911
            1997                                               44,914
            1998                                               20,669
                                                          ------------
                                                              144,494
         Less interest                                        (24,649)
                                                          ------------
                                                             $119,845
                                                          ============

9. PROFIT SHARING PLAN

In 1993, the Company established a profit sharing savings plan (the Plan) that qualifies as a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer up to 20% of their pre-tax salary before reduction, but not more than approximately $9,240 per plan year. The Company may make matching or other contributions to the Plan. There have been no Company contributions to the Plan for the fiscal years ended September 30, 1994 and 1995 and during the three months ended December 31, 1994 and 1995.

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

                               COMPSCRIPT, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


10. STOCK OPTION PLAN

In October 1994, the Company adopted a stock option plan (the Option Plan). The Option Plan provides for the granting of both incentive stock options and nonqualified stock options for the purchase of up to 200,000 shares of the Company's common stock. Under the Option Plan, incentive stock options were granted during 1995 to purchase 19,100 shares of the Company's common stock for a period of eight years from October 1996 at an exercise price of $10 per share. There were no nonqualified options granted as of December 31, 1995. There were no options exercised during the year.

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